Exhibit 10.2

WRITTEN CONSENT OF SHAREHOLDERS

IN LIEU OF MEETING – SERIES PREFERRED

The undersigned, being shareholders (the “Shareholders”) of LinkShare Corporation, a Delaware corporation (“LinkShare”), holding no less than a majority of the outstanding Series Preferred (as defined below) shares of LinkShare, hereby waive all requirements as to notice of meeting and hereby consent and agree to the adoption of the resolutions set forth below in lieu of taking such action at a formal special meeting, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (“DGCL”):

WHEREAS, the Board of Directors of LinkShare has determined that it is advisable, fair to and in the best interests of LinkShare and its Shareholders to effect a merger upon the terms and subject to the conditions set forth in the Merger Agreement pursuant to which Linda Acquisition Corp. will merge with and into LinkShare and LinkShare shall continue as the surviving corporation (the “Merger”), and each outstanding share of common stock, par value $0.001 per share, of LinkShare, each outstanding share of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred”), of LinkShare and each outstanding share of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred” and, together with the Series A Preferred, the “Series Preferred”), of LinkShare shall be converted into the right to receive cash as set forth in the Merger Agreement, all upon the terms and subject to the conditions of the Agreement and Plan of Merger by and Among Rakuten, Inc., Linda Acquisition Corp. and LinkShare dated September [    ], 2005 (the “Merger Agreement”) attached hereto as Exhibit A;

WHEREAS, the Board of Directors of LinkShare has recommended to the Shareholders that they approve and adopt the Merger Agreement and the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in the Merger Agreement;

WHEREAS, LinkShare’s Second Amended Restated Certificate of Incorporation requires a separate vote of Series Preferred shares in connection with the transactions contemplated by the Merger Agreement; and

WHEREAS, the Shareholders desire to vote all shares of LinkShare capital stock owned by each of them or for which they have the right to vote in favor of the adoption of the Merger Agreement, and the approval of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in the Merger Agreement is hereby authorized, approved and adopted, and the terms and conditions of each of the transactions contemplated thereby are hereby approved;

FURTHER RESOLVED, that any and all actions heretofore taken by the officers of LinkShare within the terms of the foregoing resolution are hereby ratified, approved and confirmed, and declared to be the valid and binding acts and deeds of LinkShare; and

FURTHER RESOLVED, that the officers of LinkShare be and they hereby are authorized, directed and empowered to do all such other acts and things and to execute and deliver all such certificates or other documents and to take such other action as they deem necessary or desirable to carry out the purposes and intent of the above resolutions.

IN WITNESS WHEREOF, the undersigned, being Shareholders of LinkShare holding no less than a majority of the outstanding Series Preferred shares of LinkShare, hereby execute this Written Consent of Shareholders in Lieu of Meeting, which shall be effective upon the execution of the Merger Agreement (provided, however, this consent shall expire and be of no further force and effect automatically upon any amendment or modification to, or waiver under, the Merger Agreement, but shall otherwise be irrevocable), with respect to the Shares owned by them or which they have the right to vote in favor of the adoption of the Merger Agreement, which number of shares is specified below their signature on the relevant signature page of this consent, and shall have the same force and effect as a Shareholder vote at a duly called meeting of the Shareholders and shall be filed with the minutes of proceedings of the Shareholders in the corporate records.

Dated: As of September 5, 2005.

By:	/s/ Stephen D. Messer
Stephen D. Messer
82,240 Series B Preferred

By:	/s/ Heidi S. Messer
Heidi S. Messer
65,835 Series B Preferred

By:	/s/ Jianhao Meng
Jianhao Meng
16,405 Series B Preferred

By:	/s/ Suzanne L. Niemeyer
Name:	Suzanne L. Niemeyer
Title:	Vice President
ICG Holdings, Inc.
2,831,611 Series A Preferred
359,876 Series B Preferred